EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                                December 8, 1999

AGENCY.COM Ltd.
665 Broadway, 9th Floor
New York, New York 10012

             Re: AGENCY.COM Ltd.- Registration Statement on Form S-8

Dear Ladies and Gentlemen:

            We have acted as counsel to AGENCY.COM Ltd., a Delaware Corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 9,676,178 shares of Common Stock under the Company's 1999 Stock Option/Stock Issuance Plan (the "Option Plan"), (ii) 1,000,000 shares of Common Stock under the Company's 1999 Employee Stock Purchase Plan (the "Purchase Plan"), (iii) an aggregate of 618,079 shares of Common Stock and related stock options under the Quadris Consulting, Inc. 1998 Equity Incentive Plan (the "Quadris Plan"), (iv) an aggregate of 538,916 shares of Common Stock and related stock options under the Interactive Solutions Incorporated 1996 Stock Option Plan (the "Interactive Plan"), and (v) an aggregate of 158,709 shares of Common Stock and related stock options under the Interactive Traffic Inc. 1999 Stock Incentive Plan (the "I-Traffic Plan"). All of such shares are collectively referred to herein as the "Shares".

            This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

            We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Option Plan and the Purchase Plan, and in connection with the assumption of the Quadris Plan, the Interactive Plan and the I-Traffic Plan . Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Option Plan, the Quadris Plan, the Interactive Plan and the I-Traffic Plan, and in accordance with the stock purchase agreements under the Purchase Plan, and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

            We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

            This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Option Plan, the Purchase Plan , the Quadris Plan, the Interactive Plan or the I-Trafic Plan, or the Shares.

                                            Very truly yours,


                                        /s/ BROBECK, PHLEGER & HARRISON LLP

                                            BROBECK, PHLEGER & HARRISON LLP